EXHIBIT 3.2

                                                                     CONFORMED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                       MARKET HUB PARTNERS FINANCE, L.P.

                         Dated as of December 31, 1997
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                                     INDEX

                                                                          PAGE

ARTICLE I.

      DEFINITIONS AND TERMS..................................................1
      1.1         Definitions................................................1
      1.2         Terms Generally............................................2

ARTICLE II.

      THE PARTNERSHIP........................................................2
      2.1         Continuation...............................................2
      2.2         Name.......................................................2
      2.3         Principal Office, Registered Office and Agent
                  for Service of Process.....................................2
      2.4         Purpose....................................................3
      2.5         Term.......................................................3
      2.6         Partners...................................................3

ARTICLE III.

      CONTRIBUTIONS..........................................................3
      3.1         Contributions..............................................3
      3.2         No Return..................................................3

ARTICLE IV.

      DISTRIBUTIONS..........................................................4

ARTICLE V.

      CONTROL OF THE PARTNERSHIP.............................................4
      5.1         Power and Authority........................................4
      5.2         Inquiries..................................................4
      5.3         Compensation...............................................5

ARTICLE VI.

      BOOKS AND RECORDS AND ACCOUNTING.......................................5
      6.1         Financial Information......................................5
      6.2         Fiscal Year................................................6
      6.3         Access to Books and Records................................6

ARTICLE VII.

      RESPONSIBILITIES OF PARTNERS...........................................6
      7.1         Liability to Partners......................................6
      7.2         Indemnification............................................6
      7.3         Time Devoted to Affairs; Other Ventures....................9
      7.4         Good Faith Reliance on Agreement...........................9
      7.5         Certain Standards..........................................9
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                                                                          PAGE
ARTICLE VIII.

      DISSOLUTION AND TERMINATION...........................................10
      8.1         Dissolution...............................................10
      8.2         Winding Up................................................10
      8.3         Waiver of Partition.......................................10

ARTICLE IX.

      TAX MATTERS...........................................................10
      9.1         Allocations of Tax Items..................................10
      9.2         Tax Elections.............................................11
      9.3         Preparation of Tax Returns................................11
      9.4         Tax Matters Partner.......................................11

ARTICLE X.

      MISCELLANEOUS.........................................................12
      10.1        Notices...................................................12
      10.2        Captions..................................................12
      10.3        Further Assurances........................................12
      10.4        Successors and Assigns....................................12
      10.5        Governing Law.............................................13
      10.6        Integration...............................................13
      10.7        Amendments................................................13
      10.8        No Third-Party Rights.....................................13
      10.9        Relationship of the Partners..............................13
      10.10       Counterparts..............................................14
      10.11       Waiver....................................................14
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                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                       MARKET HUB PARTNERS FINANCE, L.P.

            This Agreement of Limited Partnership dated as of December 31, 1997 of Market Hub Partners Finance, L.P., a Delaware limited partnership, is entered into by and between Market Hub Partners Finance, L.L.C., a Delaware limited liability company ("Finance GP"), and Market Hub Partners, L.P., a Delaware limited partnership ("MHP").

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and upon the terms and conditions hereinafter set forth, the parties hereto intending to be legally bound, agree as follows:

                                  ARTICLE I.

                             DEFINITIONS AND TERMS

            1.1 DEFINITIONS. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this
Agreement:

            AGREEMENT: This Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

            FACILITIES: The Moss Bluff and the Egan market hub and high deliverability gas storage facilities which are located in Liberty and Chambers Counties, Texas and in Acadia Parish, Louisiana, respectively, or the right to own and develop such facilities, together with real-time nomination, allocation and title tracking systems and gas trading platforms.

            GENERAL PARTNER: The general partner of the Partnership. LIMITED PARTNER: The limited partner of the Partnership.


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            OWNERSHIP PERCENTAGE:  With respect to Finance GP, .01%, and with respect to MHP, 99.99%.

            PARTNERS:  The General Partner and the Limited Partner.

            PARTNERSHIP: The limited partnership formed pursuant to this Agreement.

            1.2 TERMS GENERALLY. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

                                  ARTICLE II.

                                THE PARTNERSHIP

            2.1 CONTINUATION. Subject to the provisions of this Agreement, the parties hereto continue this Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act ("DRULPA"). The general partner of the Partnership has heretofore caused to be filed the certificate of limited partnership of the Partnership which is required by the DRULPA and shall cause to be filed such other certificates or filings as may be required for the formation and operation of the Partnership in the State of Delaware or any other state in which the Partnership elects to do business.

            2.2 NAME. The name of the Partnership shall be "Market Hub Partners Finance, L.P." The Partnership may change its name or adopt such trade or fictitious names as it may determine.

            2.3 PRINCIPAL OFFICE, REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS. The principal office of the Partnership shall be 16420 Park Ten Place, Suite 420, Houston, Texas 77084, or such other place as shall be determined by the General Partner. The General Partner shall give


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the Partners prompt written notice of any change in the principal place of business of the Partnership. The name of the registered agent for service of process on the Partnership in Delaware is The Corporation Trust Company. The address of the registered agent and the address of the registered office of the Partnership in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            2.4 PURPOSE. The principal purpose of the Partnership shall be to develop, construct, own and operate the Facilities and to engage in such other business and activities as shall be incidental to or related to the foregoing or as may be determined by the General Partner from time to time and permitted by law. Such activities may be undertaken directly by the Partnership or through its subsidiaries.

            2.5 TERM. The Partnership shall continue in effect under the terms of this Agreement from the date hereof until dissolved and liquidated in the manner provided herein.

            2.6   PARTNERS.

            (a)   GENERAL PARTNER.  The general partner of the Partnership is
                                    Finance GP.
            (b)   LIMITED PARTNER.  MHP is the limited partner of the
                                    Partnership.

                                 ARTICLE III.

                                 CONTRIBUTIONS

            3.1 CONTRIBUTIONS. Each Partner (or its predecessor in interest) has heretofore made contributions to the Partnership.

            3.2 NO RETURN. Except as otherwise expressly provided in this Agreement, no Partner shall be entitled to a return of, or interest on, its contributions or on any undistributed funds held by the Partnership.


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                                  ARTICLE IV.

                                 DISTRIBUTIONS

            From time to time, the General Partner may determine the amount which is to be distributed by the Partnership, and any such amount so distributed shall be divided among the Partners in proportion to their Ownership Percentages.

                                  ARTICLE V.

                          CONTROL OF THE PARTNERSHIP

            5.1 POWER AND AUTHORITY. Except as otherwise expressly provided by this Agreement or by nonwaivable provisions of applicable law, (i) the management and control of the business and affairs of the Partnership shall be vested in the General Partner, which may act on behalf of the Partnership without the consent of the individual Partners, (ii) all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner, (iii) the General Partner shall have the exclusive right and full authority to manage, conduct and control the Partnership's business and to effect the purposes and provisions of this Agreement and (iv) the General Partner shall have full authority to do all things in the conduct of the business of the Partnership deemed necessary or desirable by the General Partner.

            5.2 INQUIRIES. In no event shall any person, other than a Partner, dealing with the General Partner with respect to any business or property of the Partnership be obligated to ascertain that the provisions of this Agreement have been complied with or be obligated to inquire into the necessity or expedience of any act or action of the General Partner; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner with respect to any business or property of the Partnership shall be conclusive


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evidence in favor of any person relying on or claiming thereunder (in the absence of such person's actual knowledge to the contrary) that (i) at the time of the execution and delivery thereof, this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the General Partner was duly authorized and empowered to execute and deliver any instrument or document for and on behalf of the Partnership. Any act of the General Partner that purports to be on behalf of the Partnership shall be binding on the Partnership as against all third parties who act in reliance thereon and who do not have actual knowledge of such General Partner's lack or abuse of authority.

            5.3 COMPENSATION. The General Partner is not entitled to compensation for its services as General Partner, but is entitled to be reimbursed on a monthly basis for its reasonable operating, administrative and office expenses related to the conduct of the Partnership's business including, without limitation (i) costs of personnel employed by, or on loan to, the General Partner to conduct the Partnership's business, (ii) expenditures for office space and (iii) costs attributable to using existing office equipment or purchasing new office equipment authorized in an approved budget, expenditures for office supplies, expenses for communications, and other reasonable out-of-pocket costs.

                                  ARTICLE VI.

                       BOOKS AND RECORDS AND ACCOUNTING

            6.1 FINANCIAL INFORMATION. The Partnership shall maintain adequate books and records of account which shall be kept in accordance with the method of accounting determined by the General Partner.


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            6.2 FISCAL YEAR. The fiscal year for the Partnership shall be the calendar year or such other fiscal year as may be determined by the General Partner.

            6.3 ACCESS TO BOOKS AND RECORDS. The General Partner shall permit, after reasonable notice, access to all books, records and facilities of the Partnership at any reasonable time to any Partner or its representative.

                                 ARTICLE VII.

                         RESPONSIBILITIES OF PARTNERS

            7.1 LIABILITY TO PARTNERS. No Partner of the Partnership or director, officer, partner, or employee of a Partner shall be liable to the Partnership or to any Partner for any losses sustained or liabilities incurred as a result of any act or omission if (i) such person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and (ii) its conduct did not constitute gross negligence or willful or wanton misconduct.

            7.2   INDEMNIFICATION.

            (a) To the fullest extent permitted by law, each Partner (individually, an "Indemnitee") shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (other than an action by or in the right of the Partnership), in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as a Partner, regardless of whether the Indemnitee continues to be a Partner of the Partnership at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of


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      the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

            (b) To the fullest extent permitted by law, each Indemnitee shall be indemnified and held harmless by the Partnership against any and all expenses (including legal fees and expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, brought by or in the right of the Partnership, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as a Partner regardless of whether the Indemnitee continues to be a Partner at the time any such expense is paid or incurred, if the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, except that no indemnification may be made with respect to any claim, demand, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful or wanton misconduct unless and only to the extent that the court in which such claim, demand, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.


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            (c) To the fullest extent permitted by law, expenses incurred by an
      Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such person is entitled to be indemnified as authorized in this Section.

            (d) The indemnification provided by this Section shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a Partner and to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

            (e) In no event may an Indemnitee subject any General Partner or Limited Partner of the Partnership to personal liability by reason of these indemnification provisions.

            (f) An Indemnitee shall not be denied indemnification, in whole or in part, under this Section because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

            (g) Any indemnification under this Section 8.2, unless ordered by a court, shall be made by the Partnership only as authorized in the specific case and only upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the pertinent subsection, such determination to be made (i) by the General Partner, if the General Partner

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      is not a named defendant or respondent in the proceeding, (ii) by a majority of the Limited Partners or (iii) in a written opinion of independent legal counsel.

            7.3 TIME DEVOTED TO AFFAIRS; OTHER VENTURES. No Partner shall be required to devote its full time and effort to Partnership affairs, but only such time and effort as each in such person's judgment deems to be reasonably necessary and appropriate in pursuit of the affairs of the Partnership. Any Partner may engage in any other business venture of every nature, independently or with others, and no other Partner shall have any rights by virtue of this Agreement in and to such ventures or to the revenues or profits derived therefrom.

            7.4 GOOD FAITH RELIANCE ON AGREEMENT. To the extent that, at law or in equity, the Partners have duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the Partners acting under this Agreement shall not be liable to the Partnership or to any such other Partner for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the Partners otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the Partners.

            7.5 CERTAIN STANDARDS. Whenever in this Agreement any Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion," or under a similar grant of authority or latitude, such Partner shall be entitled to consider only such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the other Partners, or (ii) in "good faith" or under another express standard, such Partner shall be entitled to act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein.


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                                 ARTICLE VIII.

                          DISSOLUTION AND TERMINATION

            8.1 DISSOLUTION. The Partnership shall be dissolved upon the first to occur of December 31, 2028, or as provided by law, if earlier. After the dissolution of the Partnership, the Partnership shall not terminate until its affairs have been wound up and its assets distributed as provided in this Article.

            8.2 WINDING UP. After dissolution of the Partnership, the General Partner shall wind up the affairs of the Partnership in accordance with applicable law, and incident thereto, unless satisfactory arrangements are otherwise made, shall sell sufficient Partnership assets to pay all Partnership liabilities and shall sell or otherwise dispose of all other Partnership assets.

            As soon as the actions contemplated by this Section have been completed, the Partnership's assets shall be distributed by the General Partner in accordance with Article IV hereof.

            8.3 WAIVER OF PARTITION. Each Partner hereby waives any and all rights that such Partner may have to maintain an action for partition of the Partnership's assets.

                                  ARTICLE IX.

                                  TAX MATTERS

            The parties hereto acknowledge that the Partnership is expected to be disregarded for federal income tax purposes and so long as that is the case the portion of this Article which relates to federal income tax matters will be of no substantive effect.

            9.1 ALLOCATIONS OF TAX ITEMS. Each item of income and deduction recognized by the Partnership for federal, state or local income tax purposes shall be allocated among the


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Partners in accordance with their Ownership Percentages except to the extent that the General Partner determines that another allocation is required by law.

            9.2 TAX ELECTIONS. The General Partner shall determine whether the Partnership shall make any election (including any election which may be permitted with respect to the Partnership's method of accounting and any election for which provision is made in Section 168 and Section 754 of the Internal Revenue Code or corresponding provisions of future law) which is available to the Partnership for federal, state or local tax purposes. Notwithstanding the foregoing, upon the transfer of an interest in MHP, the Partnership shall, if requested by MHP, elect to adjust the basis of the Partnership property as allowed by Sections 743(b) and 754 of the Internal Revenue Code, or comparable provisions then in effect, and if any such election is made, the Partnership shall make any tax accounting adjustments resulting from such election in the information supplied to the Partners, and the Partnership shall have the right to charge MHP for the Partnership's reasonable expenses in making such adjustments.

            9.3 PREPARATION OF TAX RETURNS. The General Partner shall use its reasonable efforts to cause the Partnership to prepare and timely file, at the expense of the Partnership, all tax returns of the Partnership and shall furnish to the Partners the tax information reasonably required thereby for federal, state and local tax reporting purposes.

            9.4 TAX MATTERS PARTNER. The General Partner is hereby designated as the tax matters partner, within the meaning of Section 6231(a)(7) of the Internal Revenue Code, and is authorized to represent the Partnership at the Partnership's expense (including the costs of professional services) in connection with any examination of the Partnership's affairs by any tax authority and is authorized so to represent the Partnership at the Partnership's expense in any administrative or judicial proceedings in connection therewith.


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            Prompt notice shall be given to the Partners upon receipt of advice that the Internal Revenue Service or other taxing authority intends to examine any income tax return or records or books of the Partnership. Any Partner may participate at such Partner's expense in any such administrative or judicial proceeding to the extent provided by applicable law.

                                  ARTICLE X.

                                 MISCELLANEOUS

            10.1 NOTICES. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if mailed from within the United States by first class United States mail, postage prepaid, or by prepaid telegram or telex, and addressed, as the case may be, to the Partnership at 16420 Park Ten Place, Suite 420, Houston, Texas 77084, or to a Partner at its address as set forth on the signature page of this Agreement. The Partnership may change its address by giving a notice thereof stating its new address to the Partners. Any Partner may change its address by giving a notice thereof stating its new address to the Partnership.

            10.2 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

            10.3 FURTHER ASSURANCES. The Partners will execute and deliver such further instruments and take or refrain from taking any action as may be necessary or appropriate to carry out the intent and purpose of this Agreement.

            10.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, all provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable


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by and against the respective heirs, executors, administrators, legal representatives, successors and assigns of each of the Partners.

            10.5 GOVERNING LAW. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL OF THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED UNDER THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE AS NOW ADOPTED OR AS MAY HEREAFTER BE AMENDED.

            10.6 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

            10.7 AMENDMENTS. This Agreement, including the Appendices hereto, may not be modified or amended unless a consent in writing setting forth the amendment or modification shall be signed by a majority of the Partners.

            10.8 NO THIRD-PARTY RIGHTS. Nothing in this Agreement shall be deemed to create any right in any person not a party hereto (other than the successors and assigns of a party hereto) and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

            10.9 RELATIONSHIP OF THE PARTNERS. The relationship between each of the Partners shall be limited to the performance of the transactions contemplated by this Agreement. The relationship set forth in this Agreement shall be construed and deemed to be a partnership created for the sole purpose of carrying out the transactions contemplated hereby.


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            10.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original of this Agreement, but all of which, taken together, shall constitute one and the same Agreement.

            10.11 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                          GENERAL PARTNER:

                               MARKET HUB PARTNERS
                                 FINANCE, L.L.C.

                               By: /s/ ANTHONY J. CLARK

                                       Name: Anthony J. Clark
                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                                          LIMITED PARTNER:

                              MARKET HUB PARTNERS, L.P.

                              By:  MARKET HUB PARTNERS, INC.,
                                       a general partner

                              By: /s/ ANTHONY J. CLARK

                                      Name: Anthony J. Clark
                                      Title: Vice President and Chief Financial
                                             Officer

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